EX-99.N2

CONSENT OF INDEPENDENT AUDITORS

          We consent to the reference to our firm under the captions "Auditors" and "Financial Highlights" and to the use of our report dated February 15, 2001 in the Registration Statement (Form N-2 No. 333-56466 and 811-10113) of PW Juniper Crossover Fund, L.L.C. for the registration of limited liability company interests.

                                                                                                     /s/ ERNST & YOUNG LLP

New York, New York
March 19, 2001